                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Cyrk, Inc. and subsidiaries on Form S-3 (File Nos. 333-64501 and 333-56863) and Form S-8 (File Nos. 333-45655, 33-89534 and 33-75194) of our
report dated February 4, 2000 relating to the audit of the consolidated financial statements and the financial statement schedule of Cyrk, Inc. and subsidiaries as of December 31, 1999 and 1998 and for the three years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.



                                                      PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2000